UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 6, 2011

MARTIN MIDSTREAM PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	000-50056	05-0527861
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

4200 Stone Road Kilgore, TX 75662
(Address of principal executive offices)(Zip code)

Registrant's telephone number, including area code:  (903) 983-6200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information included or incorporated by reference in Item 2.03 of this Current Report (this “Report”) on Form 8-K is incorporated by reference into this Item 1.01 of this Report.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Martin Midstream Partners L.P. (the “Partnership”) announced today that it has increased the size of its revolving credit facility to $375,000,000.  This represents an increase of $25,000,000 as the Partnership has added Cadence Bank, N.A. to its syndicate of lenders for that amount.  The revolving credit facility is the Partnership’s primary source of liquidity and matures April 15, 2016.

Item 9.01. Exhibits.

     (d) Exhibits.

Exhibit No.	Description
10.1 99.1	Commitment Increase and Joinder Agreement dated December 5, 2011. Press Release dated December 6, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MIDSTREAM PARTNERS L.P.

By:         Martin Midstream GP LLC,
Its General Partner

Date:  December 6, 2011                                                     By:   /s/ Robert D. Bondurant
                       Robert D. Bondurant,
                       Executive Vice President and
                       Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1 99.1	Commitment Increase and Joinder Agreement dated December 5, 2011. Press Release dated December 6, 2011.